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                                                                   EXHIBIT 10.38

[EMC2 LOGO]

                                EMC CORPORATION
                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement ("Agreement") dated the _____ day of __________ 199__ is between EMC Corporation, identified herein as "EMC", and FUTURELINK CORP., identified herein as "Customer". The parties hereby agree to the following terms and conditions:

1.    DEFINITIONS

Acceptance: Acceptance for Software shall occur seven (7) days after shipment of such Software by EMC.

Core Software: EMC microcode and firmware that enable a Designated EMC System to perform the basic storage functions. Core Software does not include any Enterprise Storage Software.

Designated EMC System: The storage system owned by Customer at the Designated Site identified by the serial number set forth on the storage system cabinet.

Designated Site: Customer's facility where the Heat CPU or Designated EMC System is located.

Enterprise Storage Software: Software separately identified by EMC other than Care Software and Maintenance Aids, which consists of:

     I. Host-based Software: Software that is licensed for use on one or more Host CPUs, as designated by EMC.

     II. System-based Software: Software that is licensed for use on the Designated EMC System and, if applicable, one or more Host CPUs, as designated by EMC.

Host CPU: A central processing unit designated by Customer for operation with the Designated EMC System.

Maintenance Aids: Hardware, software and other aids used by EMC in furnishing Maintenance Services.

Maintenance Services: Maintenance services for Core Software and Enterprise Storage Software provided under this Agreement.

Software: Core Software, Enterprise Storage Software and any other software licensed by EMC as Customer. Software does not include Maintenance Aids.

Software Release: New versions by EMC consisting of:

     I. Maintenance Release: A new version of Software that includes corrections, updates and minor modifications to existing features.

     II. New Release: A new version of Software that expands or extends currently existing features, functions or capabilities.

     III. New Version: A new revision of Software that includes substantial new features, functions or capabilities.

2. SOFTWARE LICENSE

(1). EMC Grants to customer a non-exclusive, non-transferable license to use the Software solely in conjunction with the Designated EMC System or Host CPU, as applicable, for which the Software was licensed, provided Customer pays all applicable one-time and annual usage fees in accordance with the provisions of this Agreement.

(2). Customer shall not, without EMC's prior written consent, provide, disclose or otherwise make available Software in any form to any person other than Customer's employees, independent contractors or consultants who shall use the Software solely for Customer's internal business purposes in a manner consistent with this Agreement. Customer shall be fully responsible to EMC for the actions of its employees, independent contractors and consultants.

(3). Customer may make one copy of the Software for back-up and archival purposes for use only in the case of a malfunction of Software, EMC Designated System or Host CPU, as applicable.

(4). Customer may, only after written notice to EMC, change the location of a Designated EMC System or Host CPU upon which the licensed Software is used to a replacement location. If Customer moves the Software to another Designated EMC System or Host CPU which has a different model number than the originally Designated EMC System or Host CPU, Customer agrees to pay, if applicable, an upgrade fee based on EMC's then-current price and upgrade policy and, at the next support anniversary date, agrees to pay applicable fees based upon the replacement model number.

(5). If Customer is granted a license to use Software in conjunction with a Statement of Work (a "Project License"), Customer shall have a non-transferable right to use the Software only for the purposes of conducting a specific project under such Statement of Work. The Project License term shall be for one
(1) year or the completion of the project, whichever occurs first.

(6). Customer shall not use the Software on any device other than the Designated EMC System or Host CPU, as applicable, except that the Enterprise Storage Software may be temporarily transferred to a replacement Designated EMC System or Host CPU, as applicable (and deleted from the original Designated EMC System or Host CPU) if the Designated EMC System or Host CPU is inoperable due to malfunction or initiation of a disaster recovery program or if the Designated EMC System or Host CPU is otherwise not able to use the Enterprise Storage Software.

(7). Ownership: no title to, or ownership of, the Software is transferred to Customer, and any references to "sale" or "purchase", with respect to the Software, shall be deemed to mean "license on the terms contained in this Agreement." Customer shall reproduce and include EMC's copyright and other proprietary notices on and in any copies, including but not limited to partial, physical or electronic copies of the Software. Neither Customer nor any of its agents, independent contractors or consultants shall modify, enhance, supplement, create derivative works from, reverse assemble, reverse engineer, reverse compile or otherwise reduce the Software to human readable form without EMC's prior written consent. If Customer requires access to the source code of the software in order to achieve interoperability of the Software with other software in the European Union or Norway, Customer shall provide EMC with written notice. EMC can then decide either (I) to perform the work in order to achieve such interoperability and charge EMC's then-current rates for such work to Customer, or (II) to permit Customer to reverse engineer parts of the Software in order to attain such source code, but only to the extent necessary to achieve such interoperability. Customer shall promptly report to EMC any violation of this clause and shall take such further steps as may be reasonably requested by EMC to remedy any such violation and to prevent future violations.

(8). Secondary Purchaser. Customer's right to use the Software may not be assigned, sublicensed or otherwise transferred; provided however, that if Customer sells or transfers the Designated EMC System, EMC shall offer to license the Core Software and to render Equipment and Core Software Maintenance Services to any bona fide end user (hereinafter "Secondary Purchaser") to whom Customer has transferred the Designated EMC System pursuant to EMC's then-current standard terms and conditions, so long as such Secondary Purchaser is not deemed, in EMC's reasonable discretion, to be a competitor of EMC's. Whenever the Core Software is licensed to a Secondary Purchaser in accordance with this Paragraph, EMC shall offer to provide de-installation services for Customer and re-installation and certification for Equipment and Core Software Maintenance Services for the Secondary Purchaser at EMC's then-current applicable rates.

(9). Software Releases: EMC shall provide Software Releases as part of Maintenance Services. A Software Release does not include new Software products. A Software Release is treated as Software and is covered by the license to the original Software.

(10). Maintenance Aids: Maintenance Aids (including diagnostic tools) for aiding the provision of Maintenance Services are owned by EMC and provided at Customer's site for use by EMC's personnel. Customer agrees to use its best efforts to prevent the unauthorized use or disclosure of Maintenance Aids. Customer will not allow copies to be made of any Maintenance Aids. Customer further agrees to allow EMC, upon reasonable notice, to enter the Designated Site(s) to remove Maintenance Aids. Nothing hereunder grants to Customer a license to make use of Maintenance Aids in any way.

3. PATENTS AND COPYRIGHTS

(1). If Customer notifies EMC promptly in writing of any action (and all prior related orders) brought against Customer alleging that Customer's use of any Software or his receipt of any Service infringes a valid patent or copyright, EMC will defend that action at its expense and will pay the costs and damages awarded against Customer in the action, provided (i) that EMC shall have sole control of the defense of any such action and negotiations for its settlement or compromise and (ii) Customer provides all reasonable assistance requested by EMC. If a permanent injunction is obtained in such action against Customer's use or receipt of such Software or if in EMC's opinion such Software is likely to become the subject of a permanent injunction, EMC will at its option and expense, either procure for customer the right to continue using or receiving such Software, replace or modify such Software as then it becomes non-infringing or pay Customer's refund based on a straight line depreciation of the price of such Software over five (5) years upon return of the Software to EMC or refund the unused amounts paid to EMC for discontinued Maintenance Services, as the case may be.

(2). EMC shall have no liability to Customer if the alleged infringement is based on (i) use, sale or receipt of any of the Software in combination with other equipment, software or services not sold to Customer by EMC; (ii) use of any of the Software in a manner or for a purpose for which they were not designed; (iii) use of the Software, when use of a Software Release which EMC has made commercially available would have avoided such infringement; (iv) any modification to any of the Software not made by EMC.

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or any modifications to any of the Software made by EMC pursuant to Customer's specific instructions; or (v) any intellectual property right owned or licensed by Customer or any of its Affiliates.

(3). THIS PATENTS AND COPYRIGHTS SECTION STATES EMC'S ENTIRE LIABILITY WITH RESPECT TO ANY ALLEGED INFRINGEMENTS OF PATENTS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE OR ANY PART OF THEM OR BY THEIR OPERATION, USE OR RECEIPT.

4.   WARRANTY

(1). Warranty for Software

(a). EMC warrants that the Core Software shall be free from material defects in materials and workmanship and that the Core Software shall perform substantially in accordance with EMC's written specifications for such Core Software for two
(2) years from Acceptance, under normal use and regular recommended service.

(b). EMC warrants that the Enterprise Storage Software shall, under normal use, perform substantially in accordance with EMC's written specifications for such Enterprise Storage Software. The warranty period for Enterprise Storage Software shall be for a period of ninety (90) days from Acceptance.

(c). EMC's entire liability and Customer's exclusive remedy under the above two warranties described in two preceding paragraphs shall be for EMC to use reasonable efforts to remedy material defects covered by these warranties within a reasonable period of time or, at EMC's option, either to replace the non-conforming Software or to refund the amount paid by Customer for such Software, as depreciated on a straight line basis over a five (5) year period upon return of such Software to EMC. EMC does not warrant that the operation of the Software will be uninterrupted or error free, or that all Software defects can be corrected. Customer shall return the replaced Software to EMC upon EMC's request.

(2). The warranties described above do not include efforts to remedy, repair or replace as a result of: (i) accident or neglect; (ii) problems relating to or residing in other hardware, software or services with which the Software is used; (iii) installation of the Software not in accordance with EMC's instructions or specifications; (iv) use of the Software in an environment, in a manner or for a purpose for which it was not designed; and (v) installation, modification, alteration or repair of the Equipment or the Software by anyone other than EMC or its authorized representatives.

(3). Disclaimer of Warranties: EXCEPT AS EXPRESSLY STATED IN THIS WARRANTY SECTION, EMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, BY OPERATION OF LAW OR OTHERWISE, OF ANY SOFTWARE FURNISHED UNDER OR IN CONNECTION WITH THIS AGREEMENT. EMC DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

5.   MAINTENANCE SERVICES

(1). Warranty Period: Maintenance Services shall be provided at no additional cost during the respective warranty periods for (i) Core Software and (ii) licensed Enterprise Storage Software.

(2). Automatic Enrollment: After the warranty period ends for Core Software, Customer shall be automatically enrolled for continued Core Software Maintenance Services for such Core Software and invoiced accordingly; provided Customer may decline such automatic enrollment in writing sixty (60) days prior to the end of the applicable warranty or continued support period. Customer shall be enrolled for Enterprise Storage Software Maintenance Services for so long as Customer maintains its right to use Enterprise Storage Software pursuant to this Agreement.

(3). Support Procedures: Customer shall designate in writing a reasonable number of authorized contacts, as determined by Customer and EMC ("Support Contacts"), who shall initially report problems and receive support from EMC hereunder. A change to the authorized Support Contacts by Customer must be submitted in writing to EMC by one of Customer's duly authorized representatives.

(4). Continuous Support: Core Software Maintenance Services shall be subject to the terms of this Agreement and shall include (a) EMC keeping the Core Software in good operating condition in conformance with applicable specifications, which includes remedial maintenance and the installation of engineering changes deemed necessary by EMC; (b) 24-hour English-language help line service, seven days per week, via telephone or other electronic media; (c) Maintenance Releases and New Releases; (d) documentation updates, as they become available; and (e) replacement of the Core Software at no charge if the media becomes destroyed or damaged so that such Core Software becomes unusable.

(5). Non-continuous Support: In the event the Core Software was not maintained by EMC immediately prior to Customer's order, Core Software Maintenance Services will commence upon EMC's certification that the Core Software is in good operating condition. Efforts to make such a certification shall be at EMC's then-current rates for such certification services. Customer shall also be invoiced for all applicable fees.

(6). Enterprise Storage Software Support: Enterprise Storage Software Maintenance Services shall be subject to the terms of this Agreement and shall include the following: (a) 24-hour English-language help line service, seven days per week, via telephone or other electronic media; (b) Software Release;
(c) documentation updates, as they become available; and (d) replacement of the Enterprise Storage Software at no charge if the media becomes destroyed or damaged so that such Software becomes unusable.

(7). Limitations On Maintenance Services and Warranties: EMC shall not be required to support any releases of any Software other than the current release and the immediately prior release of such Software.

6.   TERMINATION

EMC shall have the right to terminate without liability any of Customer's licenses to the Software granted pursuant to this Agreement (a) if Customer fails to comply with the terms and conditions of this Agreement and then fails to cure such failure within thirty (30) days after receiving written notice thereof from EMC, or (b) if Customer fails to pay applicable fees. Upon notice of termination, Customer shall immediately cease to use all copies of the terminated Software, and shall return or destroy, and certify destruction of, the terminated Software and all portions and copies thereof.

7.   DISCLAIMER AND LIMITATIONS OF LIABILITY

(1). EXCEPT AS IS PROVIDED IN THE PATENTS AND COPYRIGHTS SECTION OF THIS AGREEMENT, EMC'S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LICENSE OF SOFTWARE, THE PROVISION OF SERVICES AND THE USE, PERFORMANCE, RECEIPT OR DISPOSITION OF SUCH SOFTWARE OR SERVICES, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE ACTUAL AMOUNTS PAID BY CUSTOMER (OTHER THAN REIMBURSEMENT OF EMC'S EXPENSES) FOR SUCH SOFTWARE AND/OR SERVICES DURING THE IMMEDIATELY PRECEDING 12 MONTH PERIOD OR ONE MILLION US DOLLARS ($1,000,000). EMC'S LIABILITY FOR DAMAGES SHALL BE LIMITED TO DAMAGES CAUSED BY EMC'S SOLE NEGLIGENCE, AND IS FURTHER LIMITED BY THE WARRANTY SECTION OF THIS AGREEMENT. CUSTOMER WAIVES THE RIGHT TO BRING ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MORE THAN EIGHTEEN MONTHS AFTER THE CAUSE OF ACTION UPON WHICH THE CLAIM IS BASED.

(2). IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

8.   GOVERNING LAW:

This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., excluding its conflict of laws rules.


Signed by authorized representatives of both parties.


                                             FUTURELINK CORP.
EMC CORPORATION                              ----------------------------------
("EMC")                                      ("Customer")

                                             /s/ RADPURATH KILAMBI
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Signature                                    Signature

                                             Radpurath Kilambi
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Printed Name                                 Printed Name

                                             Executive VP & C.F.O.
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Title                                        Title



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